EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-27131, 333-52467, 333-76915, 333-83581, 333-30900, 333-53146, 333-72474, 333-91294, 333-102462, 333-103328 and 333-104825) and on Form S-3 (No. 333-53922, 333-55030 and 333-108476) of CIENA Corporation of our reports dated December 9, 2003 relating to the financial statements, which appear in this Form 10-K.

PRICEWATERHOUSECOOPERS LLP/s/

McLean, VA
December 11, 2003